UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Information Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑  Definitive Information Statement

iTalk, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

iTALK, INC.
2400 W. Cypress Creek Road, #111
Fort Lauderdale, Florida 33309
(877) 652-3834

To the Holders of Common Stock of iTalk, Inc.:

iTalk, Inc., a Nevada corporation (“Company”), on July 10, 2013, obtained written consents from stockholders holding a majority in voting power of the outstanding shares of voting securities of the Company entitled to vote, as well as from the holders of a majority of the outstanding shares of common stock, where required, on the following actions:

1.  To approve the amendment of the Company’s articles of incorporation to decrease the number of authorized shares of common stock from 1,875,000,000 to 500,000,000; and

2.  To approve the amendment of the Company’s articles of incorporation to authorize 50,000,000 shares of “blank check” preferred stock.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.  The Board of Directors of the Company has unanimously approved the above actions.

Under the Nevada Revised Statutes (the “NRS”), action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.  On that basis, the stockholders holding a majority in voting power of the outstanding shares of capital stock entitled to vote, as well as the holders of a majority of the outstanding shares of common stock, where required, approved the foregoing actions.  No other vote or stockholder action is required.  You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ David F. Levy

David F. Levy,
Chief Executive Officer and President

Fort Lauderdale, FL
September 10, 2013

iTALK, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN
CONSENTS OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of iTalk, Inc. (formerly Trist Holdings, Inc.), a Nevada corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate actions described herein, which have been authorized by the written consents of stockholders owning shares having a majority in voting power of the outstanding voting securities of the Company entitled to vote thereon, as well as by the holders of a majority of the outstanding shares of our common stock, where required.  This action is being taken in accordance with the requirements of the Nevada Revised Statutes (“NRS”).

This Information Statement will first be mailed to stockholders on or about September 10, 2013 and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on July 10, 2013 was the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing: (i) the amendment of our articles of incorporation to decrease the number of authorized shares of common stock from 1,875,000,000 to 500,000,000 and (ii) the amendment of our articles of incorporation to authorize the issuance of 50,000,000 shares of “blank check” preferred stock. The foregoing actions are referred to herein individually as the “Action” or collectively as the “Actions.”

Under the NRS, any action required or permitted by the NRS to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the approval of the Actions must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

VOTING SECURITIES

We had shares of our common stock issued and outstanding at the time of the stockholder action.  As of July 10, 2013, the Record Date and the date of the stockholder approvals of the Actions by written consents, there were 46,350,000 shares of our common stock issued and outstanding.  Of those, we received the written consent of the holders of 24,170,000 of our shares of common stock.

DECREASE IN AUTHORIZED COMMON STOCK

We are currently authorized by our articles of incorporation, as amended, to issue 1,875,000,000 shares of common stock and no shares of preferred stock.  As of July 10, 2013, there were 46,350,000 shares of our common stock issued and outstanding.

Our board of directors believes it is in our best interests and the best interests of our stockholders to reduce the number of authorized shares of our common stock while retaining a sufficient number of authorized but unreserved shares to allow for the issuance of shares of our common stock or other securities in connection with employee benefit and incentive plans and arrangements, the financing of the operations of iTalk, operations, the acquisition of other businesses, the establishment of joint ventures, and such other purposes as our board of directors determines.

The reduction in the number of authorized shares of our common stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our board of directors to issue additional shares of our common stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of our common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although we from time to time review various transactions that could result in the issuance of shares of our common stock, we have not reviewed any specific transaction to date that we presently anticipate will result in a further issuance of shares of our common stock.

The NRS expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of our and its subsidiaries, and on the communities and geographical areas in which they operate.  Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of common stock and our then current value in a freely negotiated transaction.  Our board of directors believes such provisions are in our long-term best interests and the long-term best interests of our stockholders.

We do not have in place provisions which may have an anti-takeover effect.  The reduction in the number of authorized shares of our common stock while retaining a sufficient number of authorized but unreserved shares to allow for the issuance of shares of our common stock under various scenarios may be construed as having an anti-takeover effect by permitting the issuance of shares of our common stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation or bylaws.  The reduction in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor.  We have not recently paid dividends on our common stock and do not intend to do so in the near future.  In the event of our liquidation, dissolution or winding up, the holders of the shares of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

On July 10, 2013, the amendment of our articles of incorporation to authorize the reduction of the number of authorized shares of our common stock to 500,000,000 was approved by the written consents of holders representing approximately 52.14% of the outstanding shares of our common stock.  On July 10, 2013, our board of directors approved such amendment.  The approval of the amendment of our articles of incorporation to authorize the reduction of the number of authorized shares of our common stock to 500,000,000 required such board approval and (if done by written consents) the affirmative consents of a majority in voting power of the shares of voting securities outstanding and entitled to vote and a majority of the outstanding shares of our common stock.  Such requirements have been met, so no vote or further action of our stockholders is required to approve the amendment of our articles of incorporation to authorize the reduction of the number of authorized shares of our common stock to 500,000,000.  You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders.

AUTHORIZATION OF “BLANK CHECK” PREFERRED STOCK

We are not currently authorized by our articles of incorporation, as amended, to issue shares of preferred stock.  In connection with our acquisition of the business of iTalk, operations, we may be required to issue shares of preferred stock in connection with future capital raising transactions to fund our operations, acquiring other businesses, and forming strategic partnerships and alliances.  No specific issuances are currently anticipated; however, to the extent such issuances occur, they will result in dilution to our current stockholders.

Accordingly, our board of directors believes it is in our best interests and the best interests of our stockholders to amend and restate our articles of incorporation to designate 50,000,000 shares of preferred stock, par value $0.001 per share, that may be issued from time to time in one or more series that our board of directors is authorized to establish, by resolution or resolutions, including the authority to set the number of shares to be included in each series and to fix and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any series thereof, and to fix the designation of any such series of preferred stock (the “Blank Check Preferred”).

The designation of the Blank Check Preferred will permit our board of directors to issue shares of preferred stock and shares of common stock upon the conversion of such shares of preferred stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the Blank Check Preferred unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of shares of Blank Check Preferred may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although we from time to time review various transactions that could result in the issuance of shares of Blank Check Preferred, we have not reviewed any specific transaction to date that we presently anticipate will result in an issuance of shares of Blank Check Preferred.  However, upon the effectiveness of the designation of the Blank Check Preferred, we may begin to review transactions that may result in an issuance of shares of Blank Check Preferred.

The NRS expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, which might involve the issuance of Blank Check Preferred, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of our company and its subsidiaries, and on the communities and geographical areas in which they operate.  Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of common stock and our then current value in a freely negotiated transaction.

We do not have in place provisions which may have an anti-takeover effect.  The designation of the Blank Check Preferred may be construed as having an anti-takeover effect by permitting the issuance of shares of preferred stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation or bylaws.  The designation of the Blank Check Preferred did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to designate the Blank Check Preferred to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

The designation of the Blank Check Preferred may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares of preferred stock are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our common stock may increase.

The rights of any series of preferred stock will be set forth in resolutions of our board of directors designating such series.

On July 10, 2013, the amendment of our articles of incorporation to authorize the designation of 50,000,000 shares of Blank Check Preferred was approved by the written consents of holders representing approximately 52.14% of the outstanding shares of our common stock The approval of the amendment of our articles of incorporation to authorize the designation of 50,000,000 shares of Blank Check Preferred required such board approval and (if done by written consents) the affirmative consents of a majority in voting power of the shares of voting securities outstanding and entitled to vote.  Such requirements have been met, so no vote or further action of our stockholders is required to approve the amendment of our articles of incorporation to authorize the designation of 50,000,000 shares of Blank Check Preferred.  You are hereby being provided with notice of the approval of such amendment.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders, we intend to take all other required actions to complete the amendment of our articles of incorporation to designate 50,000,000 shares of Blank Check Preferred consistent with the foregoing.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 20, 2013 with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities, and as to those shares of the Company’s equity securities beneficially owned by each its directors, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company’s Common Stock.

The table also shows the number of shares beneficially owned as of August 20, 2013 by each of the individual directors and executive officers and by all directors and executive officers as a group. The number of shares beneficially owned and the percentage of shares beneficially owned are based on 46,350,000 shares of common stock outstanding as of August 20, 2013.

For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following August 20, 2013, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name And Address Of Beneficial Amount And Nature Of Beneficial Percentage Of Beneficial

Owner	Ownership(1)	Ownership(1)

David F. Levy 2400 W. Cypress Creek Road Fort Lauderdale, Florida 33309	2,000,000	4.31%

All executive officers and directors as a group (1 person)	2,000,000	4.31%

Notes:

1.
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of August 20, 2013, that being 46,350,000 shares.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully.  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission.  These reports, proxy statements and other information filed by us with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, DC 20549.  Copies of this material also may be obtained from the SEC at prescribed rates.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.

We will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Written or telephone requests should be directed to us at 2400 W. Cypress Creek Road. #111, Fort Lauderdale, Florida 92612.  Our telephone number is (877) 652-3834.

iTALK, INC.

Fort Lauderdale, FL
September 10, 2013

Exhibit A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

iTalk, Inc.

2. The articles have been amended as follows: (provide articles numbers, if available)

Article 3 is hereby amended such that the aggregate number of shares that the corporation shall the authority to issue is 550,000,000 of which 500,000,000 shares will be common stock, par value $0.001 per share, and 50,000,000 shares will be preferred stock, par value $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

Greater than 50%

4. Effective date of filing (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature:

________________________________________________________
David F. Levy